UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 2, 2017
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	001-37415	32-0454912
(State or other jurisdiction of incorporation or organization)	Commission File Number:	(IRS Employer Identification No.)
800 N. Glebe Road, Suite 500, Arlington, Virginia 22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On November 2, 2017, Evolent Health, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2017, a copy of which is furnished herewith as Exhibit 99.1.

The information, including Exhibit 99.1 attached hereto, furnished under this Item 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("the Exchange Act"), or otherwise subject to the liabilities of that Section.  Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such filing.

Item 8.01 - Other Items

On October 31, 2017, Premier Health Insuring Corporation (“PHIC”), Premier Health Plan, Inc. (“Premier Health Plan”), Evolent Health, Inc. (the “Company”), EH Holding Company, Inc. (“Holdings”) and Premier Health Partners (“Premier Parent”) entered into a Stock Purchase Agreement (the “Agreement”), pursuant to which Holdings will acquire 100% of the stock of Premier Health Plan for a combination of cash and shares of the Company’s Class A common stock (“Evolent Shares”). Immediately prior to the closing of the transactions contemplated by the Agreement (the “Closing”), PHIC will contribute all assets used or held for use in its Medicare Advantage business to Premier Health Plan. Following the Closing, Premier Health Plan will own and operate the Medicare Advantage business, its commercial business and its administrative services business (“Premier Business”), which is conducted in the State of Ohio. The Closing is conditioned on customary closing conditions, including, among others, federal and state regulatory approvals. The Closing is expected to occur in the first quarter of 2018.

In connection with the Closing and as contemplated by the Agreement, Premier Health Plan, Premier Parent and Evolent Health, LLC, a subsidiary of the Company, will enter in a Strategic Agreement (the “Strategic Agreement”) pursuant to which Evolent Health, LLC will serve as Premier Parent’s strategic partner for any current and future CMS Medicare Shared Savings programs for which Premier Parent contracts as well as provide services for current and future Premier Parent payer partnerships. In addition, in connection with the Closing and as contemplated by the Agreement, Premier Health Plan and Premier Parent will enter into (a) an Administrative Services Agreement (“the Administrative Services Agreement”) pursuant to which Premier Health Plan will perform certain administrative services for Premier Parent and (b) a long-term provider arrangement pursuant to which Premier Parent’s hospitals and physicians would perform medical services for the members of the Premier Business (the “Provider Arrangement”).

The purchase price to be paid by the Company will be determined at Closing based on the number of certain members of the Premier Business and will be subject to certain post-Closing adjustments. The Agreement provides that the purchase price will be payable in a combination of cash and Evolent Shares. Based on current Premier Health Plan membership the Company expects the purchase price to be approximately $31.0 million.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference.

Forward-Looking Statements

In addition to the discussion regarding forward-looking statements in the press releases attached hereto and incorporated herein by reference, this Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including, but not limited to, statements regarding the Agreement and the expected closing of, and consideration to be paid in connection with, the acquisition of the Premier Business. The Company claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. Actual events or results may differ materially from those contained in these forward-looking statements. Among the factors that could cause future events or results to vary from those contained in the forward-looking statements include, without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; and the risk that litigation or other matters could affect the closing of the transaction. In addition, please refer to the periodic reports that the Company files with the Securities and Exchange Commission (“SEC”), including on Forms 10-K, 10-Q and 8-K and the risk factors noted therein. The SEC filings by the Company identify and address other important factors that could cause events or results to vary from the forward-looking statements set forth in this Current Report on Form 8-K. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being furnished with this Form 8-K

Exhibit
Number	Description
99.1	Press release dated November 2, 2017, announcing Evolent Health, Inc.'s financial results for the quarter ended September 30, 2017

99.2	Press Release of Evolent Health, Inc., dated November 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVOLENT HEALTH, INC.

By:	/s/ Lydia Stone
Name:	Lydia Stone
Title:	Chief Accounting Officer
and Corporate Controller

By:	/s/ Jonathan Weinberg
Name:	Jonathan Weinberg
Title:	General Counsel and Secretary

Dated: November 2, 2017

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated November 2, 2017, announcing Evolent Health, Inc.'s financial results for the quarter ended September 30, 2017

99.2	Press Release of Evolent Health, Inc., dated November 2, 2017